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                                                                   EXHIBIT 12.01

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)

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
                                                                                          NINE MONTHS ENDED
                                                                                          SEPTEMBER 30, 2003
                                                                                          ------------------
Loss from continuing operations before minority interests and income tax                     $     (2,079)
Distributions received in excess of earnings from unconsolidated companies                          2,770
Equity in (earnings) loss net of distributions received from unconsolidated companies              (6,377)
Interest Expense                                                                                  129,298
Portion of rent expense representative of interest                                                    235
Amortization of Deferred Financing Costs                                                            7,751
                                                                                             ------------

Earnings                                                                                     $    131,598
                                                                                             ============

Interest Expense                                                                             $    129,298
Capitalized Interest                                                                               13,896
Amortization of Deferred Financing Costs                                                            7,751
GMAC Preferred Dividend                                                                                 -
Portion of rent expense representative of interest                                                    235
                                                                                             ------------
Fixed Charges                                                                                $    151,180
                                                                                             ============

Ratio of Earnings to Fixed Charges                                                                   0.87
                                                                                             ============
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